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                                                                   Exhibit 10.3


                           NOTE MODIFICATION AGREEMENT


         THIS NOTE MODIFICATION AGREEMENT is made as of September 29, 2000 (this "Modification Agreement") by and between Boats.com, Inc., a Delaware corporation ("Boats") and The Cobalt Group, Inc., a Washington corporation ("Cobalt").

         WHEREAS, pursuant to the acquisition by Boats of all of the assets of Cobalt's YachtWorld ("YachtWorld") division (the "YachtWorld Assets"), Boats and Cobalt are parties to a Promissory Note dated January 25, 2000 (the "Note") pursuant to which Boats agreed to pay Cobalt $10,500,000 in three equal installments of $3,500,000, together with interest unpaid and accrued through each installment payment date as set forth in the Note;

         WHEREAS, under the terms of the Note, the first installment of $3,500,000 was paid by Boats in March 2000, leaving an outstanding principal balance of $7,000,000;

         WHEREAS, the second Note installment becomes due on September 29, 2000, and the final installment due December 31, 2000;

         WHEREAS, to secure the payment and performance of Boats' obligations under the Note, Boats granted Cobalt a security interest in all of the YachtWorld Assets pursuant to a Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, each dated January 25, 2000 (collectively, the "Security Agreement"); and

         WHEREAS, Boats has requested that Cobalt enter into an agreement to amend the terms of the Note and Cobalt is willing to do so, on and subject to the terms and conditions of this Modification Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Boats and Cobalt agree as follows:

         1. ACKNOWLEDGEMENT AND REAFFIRMATION OF DEBT. To induce Cobalt to enter into this Modification Agreement, Boats represents and warrants to Cobalt, acknowledges and agrees as follows:

             a. The recitals set forth in this Modification Agreement are true and correct;

             b. Boats is not "insolvent", as such term is defined in
Section 101(32) of the U.S. Bankruptcy Code, 11 U.S.C. Sec. 101(32).

             c. The Note and the Security Agreement are in full force and effect, Boats has no defenses to or rights of offset against any of its obligations thereunder, Cobalt has performed all of its obligations thereunder to this date, and Boats has no claims against Cobalt in connection therewith or from its dealings with Cobalt or its shareholders.

             d. Cobalt has a validly attached and, to Boats knowledge, properly perfected first priority security interest in all of the YachtWorld Assets pursuant to the Security Agreement and related filings on form UCC-1 and with the U.S. Patent and Trademark Office.

         2. MODIFICATION OF NOTE. Upon the satisfaction of the conditions precedent set forth below, the parties hereto agree that the Note will be exchanged for a new note (the "New

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Note") in the form attached hereto as EXHIBIT A reflecting the terms hereof.
The New Note is in substitution for, but not in payment of, the Note.

         3. CONDITIONS PRECEDENT TO MODIFICATION. Cobalt's agreement to modify the Note is subject to the satisfaction (as determined by Cobalt in its good faith discretion) of the following conditions precedent:

             a. Payment on or before September 29, 2000 by Boats to Cobalt of $2,500,000, which payment will be allocated first to all outstanding interest ($288,438.35 on September 29, 2000) and the remainder ($2,211,561.70) to outstanding principal. The principal amount of the New Note shall reflect such reduction in principal;

             b. Execution and delivery of the New Note;

             c. Execution and delivery of the amendment to the Security Agreement attached hereto as EXHIBIT B to grant to Cobalt a security interest in all of the assets of Boats;

         4. ADDITIONAL COVENANTS OF BOATS. Boats hereby covenants that it will:

              a. Deliver to Cobalt monthly financial statements in form and substance satisfactory to Cobalt evidencing the continued solvency of Boats; Boats shall have a period of ten days following notice from Cobalt of Boats' failure to comply with this Section 4(a) to provide to Cobalt the relevant financial statements to comply herewith;

              b. Not take any action or fail to take any action that results in a material change from the operation of YachtWorld as it is operated on the date hereof without the prior consent of Cobalt, including:

                    (i) Any material changes to the pricing of YachtWorld services;

                   (ii) Any involuntary termination of YachtWorld management or technical personnel;

                  (iii) Any material change to the hardware and software environment necessary to operate the YachtWorld business;

                   (iv) Any material change to the primary service provider or services received with respect to the YachtWorld Assets or the YachtWorld business including any change to existing backup procedures for the YachtWorld development, staging or production environments; and

                    (v) Any action that would impair the ability of a third party to assume control of the YachtWorld assets and operate the YachtWorld business independent of Boats' other businesses.

              No more than 30 days prior to undertaking any of the actions set forth in this Section 4(b), Boats shall deliver notice to an individual designated by Cobalt (the "Designated Agent"), currently David Snyder, with a copy of such notice to such other individual or individuals designated by Cobalt, currently Geof Barker, and upon receipt of such notice the Designated Agent will have five business days to notify Boats of its decision to approve or reject the proposal (the "Review Period"). Provided, however, that the decision of the Designated


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Agent must be reached in good faith. If, upon the expiration of the Review
Period, the Designated Agent fails to notify Boats of its approval or rejection, Cobalt will be deemed to have approved of the action. Provided, however, that if Boats does not commence the proposed action within 30 days of sending the initial notice, an approval of Cobalt, whether deemed or actual, will no longer be in effect.

              c. On or before October 15, 2000 escrow funds sufficient to pay the following expenses:

                    (i) One month of Mimecom Corporation hosting and maintenance services;

                   (ii) One month base rent and estimated operating expenses (including telecommunications expenses) related to the YachtWorld Seattle, Washington office space; and

                  (iii) One month of payroll expenses related to all individuals employed in the YachtWorld business as of the date hereof (the "Employees").

              d. On or before October 6, 2000 execute and deliver a warrant to purchase common stock of Boats in the form attached hereto as EXHIBIT C in exchange for the warrant dated January 25, 2000;

              e. On or before October 6, 2000 execute and deliver documents in the form attached hereto as EXHIBIT D which transfer to Cobalt (i) the YachtWorld.com domain name and all other domain names included in the YachtWorld Assets and (ii) all of the trademarks included in the YachtWorld Assets. Cobalt shall hold such documents and upon the occurrence of an Event of Default, as defined in the Security Agreement, may exercise any one or more of the rights exercisable by a Secured Party under the Uniform Commercial Code or other applicable law. Cobalt shall destroy the documents or, at the request of Boats, return the documents to Boats upon payment in full of the New Note.

         5. RELEASE OF EMPLOYEES. Boats hereby releases the Employees from any non-competition, non-solicitation or other obligations to Boats following a default by Boats under the New Note.

         6. VALUE OF COLLATERAL. By executing this Modification Agreement Boats stipulates and agrees that the value of the YachtWorld.com domain name and the YachtWorld trademark (i) will be substantially impaired by the commencement of a bankruptcy case or similar proceeding by Boats and (ii) will rapidly deteriorate in a bankruptcy case or similar proceeding.

         7. NO IMPLIED MODIFICATIONS. Except as specifically set forth in this Modification Agreement, the terms and conditions of the Security Agreement, Cobalt's original priority in the Yacht-World Assets, and the rights, benefits, duties, or obligations of the parties under the Security Agreement are unaffected by this Modification Agreement and remain in full force and effect. The parties further recognize and agree that any and all other documents and security agreements entered into by the parties to this Modification Agreement which are in any manner connected with the indebtedness evidenced by the Note or the New Note shall remain in full force and effect unless specifically cancelled or amended by an instrument in writing signed by Cobalt.


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         8. SUCCESSORS. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties and their respective participants, endorsees, successors, and assigns. This paragraph, however, shall not affect any restriction against or condition to Boats' assignment contained in the documents referred to herein.

         9. AMENDMENT. This Modification Agreement may not be amended except in a writing signed by the parties hereto.

        10. FEES AND EXPENSES. Boats agrees that all of Cobalt's out of pocket costs and expenses not to exceed $12,000, including reasonable attorney's fees, incurred in connection with this Modification Agreement and the documents and transactions contemplated hereby and thereby shall be for the account of Boats and shall be paid by Boats within 15 days after receipt of a statement therefor from Cobalt.

        11. INVALIDITY. Cobalt considers all of the terms of this Modification Agreement to be material hereto, and, unless otherwise agreed to by Cobalt in writing, if any term or provisions of this Modification Agreement shall be deemed prohibited by or invalid under any applicable law, then this entire Modification Agreement shall be null and void, and such invalid provision shall not be severed from the remaining provisions of this Modification Agreement.

        12. GOVERNING LAW. This Modification Agreement shall be governed by and construed in accordance with the laws of the State of Washington, United States of America, without regard for conflict of law rules. Boats agrees that any action or proceeding for the enforcement of this Modification Agreement may be brought and enforced in the courts of the State of Washington for King County, or of the United States for the Western District of Washington at Seattle, and irrevocably submits to the jurisdiction of each such court and any appellate court thereof in any action or proceeding arising out of or relating to this Modification Agreement, and Boats hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State court or such federal court. Boats irrevocably waives, to the fullest extent permitted by law, any right to assert that any action or proceeding commenced by Cobalt in any such court is in the improper venue or should be transferred to a more convenient forum. This provision does not limit or impair the right of Cobalt to bring any action or proceeding against Boats or its property in the courts of the State of California, or any other jurisdiction(s) that may be proper. Boats and Cobalt each represents that the consents, waivers and agreements contained in this paragraph are knowingly, willingly and voluntarily given.

        13. HEADINGS. Section headings in this Modification Agreement are included herein for convenience of reference only and shall not constitute part of this Modification Agreement for any other purpose or be given any substantive effect.

        14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed an original , but all such counterparts shall constitute but one and the same instrument; signature pages my be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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         IN WITNESS WHEREOF, Boats and Cobalt have duly executed this
Modification Agreement the as of the day and year first above written.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTENT CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

COBALT:                                   BOATS:
THE COBALT GROUP, INC.                    BOATS.COM, INC.


By: /s/ Lee James Branz                   By: /s/ Rolando Esteverena
   -----------------------------             -----------------------------

     Its: VP & General Counsel                 Its: CEO
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